EXHIBIT 99.2
Vanguard Health Systems, Inc.
Supplementary Financial Information

Adjusted EBITDA Margin Presentation of Most Directly Comparable GAAP Financial Measure (Net Income/Loss Margin) and Reconciliation of Adjusted EBITDA to Net Income/Loss Margin

	Quarter ended June 30,		Year ended June 30,

(in millions, unaudited)	2008	2009	2008	2009

Adjusted EBITDA	$66.3	$74.5	$266.4	$302.4
Total revenues	716.6	830.1	2,790.7	3,199.7

Adjusted EBITDA Margin	9.3%	9.0%	9.5%	9.5%

Adjusted EBITDA	$66.3	$74.5	$266.4	$302.4
Interest, net	(28.7)	(27.1)	(122.1)	(111.6)
Income tax expense	(1.7)	(2.5)	(1.7)	(16.0)
Depreciation and amortization	(34.2)	(34.6)	(131.0)	(130.6)
Minority interests	(0.7)	(0.9)	(3.0)	(3.2)
Gain (loss) on disposal of assets	(0.1)	0.2	(0.9)	2.3
Equity method income	0.2	0.4	0.7	0.8
Stock compensation	(0.6)	(1.0)	(2.5)	(4.4)
Monitoring fees and expenses	(1.3)	(1.3)	(6.3)	(5.2)
Realized loss on investments	–	–	–	(0.6)
Impairment loss	–	(6.2)	–	(6.2)
Income (loss) from discontinued operations, net of taxes	–	0.3	(0.3)	0.9

Net income (loss)	$(0.8)	$1.8	$(0.7)	$28.6
Total revenues	$716.6	$830.1	$2,790.7	$3,199.7

Net income/loss margin	(0.1)%	0.2%	(0.1)%	0.9%